Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333- 180769 and 333-188915), on Form S-3 (No. 333-191294) and on Form S-4 (No. 333-197798) of Forum Energy Technologies, Inc. of our report dated February 27, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2015